Exhibit 10.8

AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT

This AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is entered into as of August 25, 2021 by and between [Subsidiary] (the “Grantor”) and LIND GLOBAL ASSET MANAGEMENT IV, LLC (the “Secured Party”).

WHEREAS, (a) the Grantor and the Secured Party have entered into that certain Securities Purchase Agreement dated as of the date hereof (as amended and in effect from time to time, the “SPA”) and (b) the Grantor has issued to the Secured Party that certain Convertible Promissory Note dated as of the date hereof (as amended and in effect from time to time, the “Note”);

WHEREAS, in connection with the SPA and the Note, the Grantor has entered into that certain Security Agreement dated as of the date hereof (as amended and in effect from time to time, the “Security Agreement”) with the Secured Party pursuant to which the Grantor has granted a lien in favor of the Secured Party in all of the Grantor’s assets (including the Trademark Collateral) to secure its obligations under the Guaranty; and

WHEREAS, in connection with the Security Agreement, the Grantor has agreed to execute and deliver this Trademark Security Agreement in order to record the security interest granted to the Secured Party with the United States Patent and Trademark Office;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement. The term “Trademarks” means, collectively, (a) all of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and other source and product or service identifiers, used or associated with or appurtenant to the products, services and businesses of the Grantor, that (i) are set forth on Schedule I hereto, or (ii) have been adopted, acquired, owned, held or used by the Grantor or are now owned, held or used by the Grantor, in the Grantor’s business, or with the Grantor’s products and services, or in which the Grantor has any right, title or interest, or (iii) are in the future adopted, acquired, owned, held and used by the Grantor in the Grantor’s business or with the Grantor’s products and services, or in which the Grantor in the future acquires any right, title or interest, (b) all past, present or future rights in, to and associated with the foregoing throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the registrations of the foregoing items set forth in clause (a), the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Grantor or the Secured Party for any and all past, present and future infringements or dilution of or any other damages or injury to the foregoing or any associated goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and (c) any license rights related to the foregoing.

SECTION 2. Grant of Security Interest in Trademark Collateral. The Grantor hereby pledges, collaterally assigns and grants to the Secured Party to secure the prompt and complete payment and performance of the Obligations, a security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and licenses with respect to Trademarks to which it is a party including those referred to on Schedule I;

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each license with respect to Trademarks; and

(c) all products and proceeds (as that term is defined in the UCC) of the foregoing, including any claim by the Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any license, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any license with respect to Trademarks.

SECTION 3. Security for Obligations. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantor to the Secured Party, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding involving the Grantor.

SECTION 4. Security Agreement. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to the Secured Party pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

SECTION 5. Authorization to Supplement. If the Grantor shall obtain rights to any new Trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. The Grantor hereby authorizes the Secured Party unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of the Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Secured Party’s continuing security interest in all Collateral (including the Trademark Collateral), whether or not listed on Schedule I.

SECTION 6. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Governing Law. This Trademark Security Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Trademark Security Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

GRANTOR: COMSOVEREIGN HOLDING CORP.

By:	/s/ Daniel L. Hodges
	Name:	Daniel L. Hodges
	Title:	Chief Executive Officer

Accepted and Agreed:

LIND GLOBAL ASSET MANAGEMENT IV, LLC

By:	/s/ Jeff Easton
	Name:	Jeff Easton
	Title:	Authorized Signatory

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark	Registration No.	Registration Date

4